UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 20, 2011
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     This Current Report on Form 8-K is being filed by Ashford Hospitality Trust, Inc. (the “Company”) to update certain portions of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 4, 2011 (the “2010 Form 10-K”), to reflect the retrospective reclassification of the hotel property in Jacksonville, Florida as discontinued operations. The sale of the hotel property was completed in July 2011, and the Company received net proceeds of $9.6 million.
     The following items of the 2010 Form 10-K are being updated retrospectively to reflect the reclassification described above (which items as updated are included in Exhibit 99.1 hereto and hereby incorporated by reference herein):
Item 6 — Selected Financial Data
Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8 — Financial Statements and Supplementary Data
     Item 5 was previously amended by a 10-K/A filed on April 1, 2011. No other items of the 2010 Form 10-K other than those identified above are being updated by this filing. Information in the 2010 Form 10-K is generally stated as of December 31, 2010. Without limitation of the foregoing, this filing does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2010 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (the “Form 10-Q”) and the Company’s other filings. The Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred subsequent to the filing of the 2010 Form 10-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number
23.1	Consent of Ernst & Young LLP

99.1	Updated financial information as of December 31, 2010 and 2009 and for each of the three years ended December 31, 2010
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 20, 2011

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID J. KIMICHIK
David J. Kimichik
Chief Financial Officer